ASPEN
ASSET MANAGEMENT, LLC.

6623 Las Vegas Blvd. South #255, Las Vegas Nevada 89119•702-360-0652

Date: January 3, 2011

Re: Representation Agreement
Company name: INDIA ECOMMERCE CORP ("Company", or "you")

Thank you for choosing Aspen Asset Management LLC ("AAM" or "we"), we appreciate your choice of our firm.

This Representation Agreement (the "Agreement") shall confirm the terms of engagement of AAM by the Company for the purpose of providing the services as set forth below in consideration for the compensation described hereinafter. The Agreement shall be effective as of the date set forth above.

In order to prevent misunderstandings and maintain our cordial and professional relationship, we would like to take a moment to familiarize you with AAM's policies with respect to how we bill for the corporate services rendered and costs incurred on your behalf. It is important for you to review the contents of this Agreement carefully and call me if you have any questions.

1. Scope of Engagement

a. You have asked us and we have agreed to perform specific corporate services set forth in the attached Schedule A (collectively "Scope of Engagement"). Our services are limited to the matters listed on Schedule A and we specifically disclaim providing any services beyond the stated Scope of Engagement. If you would like us to provide additional services in connection with any additional matters not specifically listed in Schedule A, please feel free to contact us so that we may discuss your objectives and prepare a supplemental written schedule encompassing such additional matters.

b. The Company agrees to provide AAM such information as set forth on Schedule B (collectively the "Information"). The Information provided by the Company to AAM shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company acknowledges that AAM may rely on the accuracy and completeness of all Information provided by the Company without independent verification. The Company authorizes AAM to use such Information in connection with its performance of the services herein. AAM shall use its commercially reasonable best efforts to preserve the confidentiality of Information expressly designated as confidential by the Company. The Company and its directors and officers also acknowledge that they have supplied complete and truthful information related to any current, ongoing or past investigation or regulatory action taken by the Securities and Exchange

Commission ("SEC") or other governmental or listing agency concerning the Company or any of its directors or officers. The Company further agrees to immediately notify AAM of any material change in information concerning the Company or the information that has been supplied in connection with this transaction.

2. Fees and Expenses

In connection with the Scope of Engagement, you have agreed to pay AAM a fixed fee of **Eighty Thousand dollars** ($80,000.00). This fixed fee includes all expenses that we incur in the discharge of our responsibilities, including filing fees, long distance telephone calls, postage, photocopying, and delivery services.

The Company agrees to pay the fixed fee as follows:

$80,000.00 Engagement Deposit (see Section 3 hereunder)

3. Engagement Deposit and Trust Account Instruction

It is AAM's policy to require an engagement deposit before commencing work on any significant project. Consequently, before we are obligated to provide any corporate services, the Company shall provide us with a deposit in the sum of **Eighty Thousand dollars ($80,000.00)** (the "Engagement Deposit"). The Engagement Deposit will be deposited into a trust account at AAM, but will not bear interest for the Company's benefit. Immediately upon execution of this Agreement, the Company hereby authorizes AAM to withdraw all funds from the Engagement Deposit held in the trust and apply them as non-refundable payment towards the fixed fee in Section 2. The Company authorizes such disbursement prior to any other competing claim against the Engagement Deposit, and is in no way contingent upon successful completion of the Scope of Engagement.

4. Terms of Payment

Our firm will assess an interest charge of one and one-half percent *(1.5%)* per month on the unpaid balances of all billing statements that are outstanding for more than thirty days. You will be responsible for any costs of collection incurred by AAM, including reasonable attorneys' fees. If a billing becomes delinquent, we reserve the right to suspend services until the account is current and/or an additional retainer is received.

5. Termination

a. This Agreement may be terminated at any time upon reasonable advance written notice given by the either party prior to our commencement of the services called for in the Scope of Engagement.

b. Subsequent to AAM's commencement of the services called for in the Scope of Engagement, the Engagement Deposit will become non-refundable. Either party may terminate this Agreement after AAM's commencement of the services called for in the Scope of Engagement, in which case you will not be required to pay AAM the remaining balance due of the fixed fee at the time of termination and AAM will not be required to complete the remaining services under the Scope of Engagement.

6. Electronic Communications

It is the policy of the AAM to utilize the most efficient method of communicating with our clients. Accordingly, unless you specifically direct us to the contrary, where feasible we will attempt to correspond with you via electronic mail.

7. Results

Nothing in this Agreement, or any of our statements to you should be construed as a promise or guarantee about the outcome of any services being provided. You understand that we have not and cannot guarantee results, and that AAM shall provide the Company services to the matters described within Schedule A. Any comments about outcomes are expressions of opinion only.

8. Obligations

a. Once the corporate services outlined herein are complete, we have no obligation to inform you of future developments relative to the services performed hereunder.

b. The Company recognizes that AAM now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. AAM shall be free to render such advice and other services and the Company hereby consents thereto. AAM shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to fulfill its obligation hereunder.

9. Severability

Every provision of this Agreement is severable. If any provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10. Arbitration

Unless the parties hereto agree otherwise, any controversy between the AAM and the Company (including, without limitation, regarding the construction of the Agreement, and any claim arising out of this Agreement or its breach), shall be submitted to binding arbitration upon the written request of one party after the service of that request on the other party. The parties to

such arbitration shall comply with the rules of the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to a reasonable award of attorneys' fees and costs, including the cost of the arbitration.

11. Applicable Law and Venue

The laws of the State of Nevada shall govern the interpretation of this Agreement. Exclusive venue for the arbitration and/or resolution of any disputes arising hereunder is Clark County, Nevada.

12. Integrated Agreement

This Agreement and the documents executed or delivered in connection therewith constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no agreements, understandings, restrictions, representations, or warranties other than those set forth or referred to herein.

13. Modification

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

14. Indemnification

The Company shall indemnify and hold harmless AAM and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by the Company's misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of services by AAM hereunder; or (iii) otherwise in connection with this Agreement.

[*Signature Page Follows*]

January 3, 2011

If you understand foregoing arrangement and find it acceptable to you, please sign this Agreement below and return to my attention. Please retain a copy for your records.

Again, we thank you for choosing our firm and assure you of our best professional efforts. Should you have any questions, please contact me.

ASPEN ASSET MANAGEMENT LLC

By: Alan Shinderman
Date: 1-11-2011

("Company")

By: ____________
Date 1/11/2011
Name: Ashish Bajpatia
Title: President & Secretary